Exhibit 31.2

CERTIFICATION

I, Jeffrey G. McGonegal certify that:

1.	I have reviewed this annual report on Form 10-K of AspenBio Pharma, Inc. (the “Registrant”); and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 2, 2011

/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal, Chief Financial Officer PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER